As filed with the Securities and Exchange Commission on June 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZHONG SHI INTERNATIONAL LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands	5812	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

NO.102, bldg 58,

NO.1 Jinghai FIFTH ROAD,

BEIJING Economic & Technological DEVELOPMENT ZONE(tongzhou),

BEIJING, China

TeL:+(86) 18910731811

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Ordinary Shares

Zhong shi international limited

We are offering              ordinary shares, par value $0.0001 per share (“Ordinary Shares”). This is the initial public offering of ordinary shares of ZHONG SHI INTERNATIONAL LIMITED (the “Company”). The offering price of our ordinary shares in this offering is expected to be $ and $ per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “ZSMA”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the BVI as a holding company. The Ordinary Shares offered in this prospectus are shares of the BVI holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

●	references to “Common Shares” or “our shares” refer to common shares of ZHONG SHI INTERNATIONAL LIMITED;

●	references to the “Company,” “we,” “us,” “our” and “ZSMA” refer to ZHONG SHI INTERNATIONAL LIMITED;

●	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

●	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Brands and Trademarks

Trademarks 1

Trademark 2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;

●	our ability to develop and market new products;

●	the continued market acceptance of our products;

●	exposure to product liability claims and actions;

●	risks associated with product recalls;

●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

●	our ability to manage operations-related risk;

●	our expectations and management of future growth;

●	our expectations concerning relationships with third parties;

●	the impact of COVID-19 on the Company;

●	our ability to maintain, protect and enhance our intellectual property;

●	our ability to successfully acquire and integrate companies and assets;

●	the increased expenses associated with being a public company;

●	exposure to product liability and defect claims;

●	protection of our intellectual property rights;

●	damage to our reputation due to negative publicity;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain all necessary government support;

●	certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	risks associated with expansion into new jurisdictions;

●	managing our growth effectively;

●	fluctuations in operating results;

●	emerging market risks;

●	global economy risks;

●	our ability to maintain and enhance our market position;

●	our ability to obtain and maintain adequate insurance coverage;

●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;

●	dependence on our senior management and key employees;

●	our ability to maintain the listing of our securities on Nasdaq;

●	our ability to continue to develop new technologies and/or upgrade our existing technologies; and

●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in British that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Overview of Our Company

Zhong Shi Min An (Beijing) Technology Industry Co., Ltd. is a fast food chain brand service provider, with full-platform online operation capabilities and extensive online and offline channel resources, including Meituan, Eleme, Douyin, Xiaohongshu, etc., with a total of 6,000 brands served or negotiated. It is also engaged in offline self-management of brands such as Yaolujiang, Elaowu, Daoman Xiatang, and Jiguxia.

The Company is expected to generate revenue of RMB109.91 million and net income of approximately RMB23.11 million in 2024. Among them, Elaowu has been awarded the titles of Chinese Famous Food, Investors’ Favorite Brand, Marinated Catering China’s Time-honored Brand, National Consumer Satisfaction Brand, China’s Most Distinctive Famous Brand in Catering Industry, Best-selling Brand in China’s Catering Marinated Food Industry, and China’s Distinctive Franchise Brand in China’s Catering Marinated Food Industry.

Our Mission

The Company is committed to become China’s first-class fast-food chain brand service provider, to provide the brand of the planning and operation, investment, supply chain and other catering industry chain services, as well as to offer consumers with quality food lifestyle.

Corporate Structure

Our Corporate Information

Zhong Shi International Limited was incorporated in BVI on December 1, 2021 for the purpose of holding the China business of Zhong Shi Min An (Beijing) Technology Industry Co., Ltd. Our principal executive offices are located at No. 102, Bldg 58, No.1 Jinghai Fifth Road, Beijing Economic & Technological Zone (Tongzhou), Beijing, China.

The management team has the following core members to ensure that the company operates in compliance with the law and regulations, while also ensuring the development of the business:

Likun GUO as Chairman of the Board, CEO

Chen YANG as Director, CFO

Wei YUAN as Directro, COO

Shufeng PAN as General Manager of Delivery Center

THE OFFERING

Issuer	ZHONG SHI INTERNATIONAL LIMITED
Securities Being Offered	Ordinary Shares, par value US$ per share

Offering Price	We expect that the initial public offering price will be US$ per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds	●	[ ]	% for the development or purchase of intelligent specialized software designed to enhance operational service efficiency and enable business optimization.

	●	[ ]	% for the acquisition of suitable target companies of fast-food brands that can complement the Company’s existing sales channels and customer profile.

	●	[ ]	% for replenishment of cash flow.

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “ZSMA” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

The subsidiary of the Company, Youchuang DuoDuo: a official certified service provider of Meituan, providing local media services based on the Meituan system, and ranking second in the number of radiant stores in Meituan;

The subsidiary of the Company, Yuexiangke: a national science and technology-based small and medium-sized enterprise, a service provider officially certified by Douyin, a Douyin MCN organization, a Douyin advertising agent, a Douyin takeaway agent, a Kwai service provider, and the operator of several We Media platforms. At present, we have served or negotiated with 6,000 brands, ranking fifth in China and first in North China in Douyin system;

Shenghexiao ( Elaowu) has been awarded the titles of Chinese Famous Food, Investors’ Favorite Brand, Marinated Catering China’s Time-honored Brand, National Consumer Satisfaction Brand, China’s Most Distinctive Famous Brand in Catering Industry, Best-selling Brand in China’s Catering Marinated Food Industry, and China’s Distinctive Franchise Brand in China’s Catering Marinated Food Industry.

Our Competitive Strengths

Our five-core competitive strengths are:

1.	time-tested supply chain structure,

2.	Synergetic growth across multiple industries,

3.	Scientific and advanced management ideas and layered talent pool,

4.	Leading market strategy,

5.	Brand influence and social responsibility.

Our Challenges

1.	The services sectors are faced with the risk of labor force loss or change, the solution to which is to improve the talent training and pooling system;

2.	In the post-COVID era, individual consumption is downscaling;

3.	Cash-flow-related risks of our directly-operated and self-funded projects;

4.	Accounts receivables are subject to default risks.

RISK FACTORS

I. Risks Related to Our Business and Industry

Risk of weaker-than-expected demand for food and beverage

Our business is dependent on consumer demand for our products, which depends to an important extent on factors such as (i) economic growth and increasing disposable income; (ii) diversified consumption scenarios and increasing frequency of consumption; (iii) continuous product innovation and upgrading; and (iv) enhanced development and improvement of marketing channels. Changes in any of the above at any time could result in a decline in demand for our services from brands. The development of our business will depend to some extent on our ability to (i) anticipate, recognize or adapt to these changes; (ii) introduce new attractive products and operational strategies in a timely manner; and (iii) accordingly provide planning and operational strategies that are up-to-date.

Although we devote significant resources to market research and data analysis centered on brand growth to upgrade the quality of our existing services and to develop, design and customize private and personalized operational packages, we cannot assure you that our operational strategies will continue to lead or capture market trends. Any changes in the preferences of catering consumer platforms, or our failure to anticipate, identify or adapt to market trends, could result in inaccuracies in the services we provide, a failure to significantly increase customer orders, and could result in an increase in expenses, which could have a material adverse effect on our business and operating results.

If we are unable to generate revenue from our existing brands by retaining our existing brands, which have a history of performance, or acquire new brands on a cost-effective basis, our business may be adversely affected.

Our ability to increase our revenues depends to some extent on our ability to retain customers of our existing brands so that they continue to purchase services from us, while acquiring customers of new brands on a cost-effective basis. As part of our growth strategy, we intend to continue to expand the number of our customers and to build on the strength of the Company’s brand in the catering industry. If we are unable to retain our existing customers as well as attract and retain new customers, our business, financial condition and operating results may be adversely affected.

In addition, if our customers do not perceive our services to be of sufficient value, quality or innovation, or if we fail to provide precisely tailored full-service online operations, planning, and investment and franchising services, we may not be able to attract or retain customers or engage our existing customers to continue to purchase our services. If our competitors offer quality products and we are unable to meet the needs of our existing customers in a timely manner, we may lose our existing customers and our branding in the industry may decline.

The industry in which we operate is highly competitive. Failure to compete effectively could adversely affect our market share, growth and profitability.

The operation of China’s catering industry is fiercely competitive, with thousands of new brands and catering outlets registered and canceled every month, and the competition is likely to be further intensified by the rapid iteration of brand renewal. Some of our competitors may have been providing operating businesses in the catering industry for a longer period of time than we have and may have significantly more financial, research and development and other resources to support them than we do. We also cannot assure you that our current or potential competitors will not introduce services that are comparable to or superior to ours, and it may be that our competitors will be able to deliver or adapt more quickly to evolving industry trends or changing market demands.

Furthermore, new competitors may emerge from time to time, which may further intensify competition. In particular, our competitors may begin to offer operational services that are similar to our services. There are also many well-known competitors that have significantly greater financial, marketing, personnel and other resources than we do. Our ability to compete effectively will depend on a variety of factors, including our inventory branding and expansion strategy, as well as our use of data and intelligence to enhance the quality of our services. Failure to successfully compete for market positions could prevent us from continuing to increase or maintain our revenues and profitability and could result in a loss of market share, which could have a material adverse effect on our business, financial condition, operating results and cash flows.

Our products are subject to food safety standards and failure to meet mandatory food safety standards could have a material adverse effect on our business, operating results and prospects.

Our supply chain products are required to comply with food safety standards in China. In order to comply with applicable food safety laws and regulations, newly developed food products should be submitted to the relevant regulatory authorities in the People’s Republic of China for food safety inspections, and the sale of the relevant products will be prohibited if they have not been inspected or have failed such inspections. Failure to meet such mandatory food safety standards will delay the launch of our new products and may cause us to expend additional time, capital and labor to modify our products to comply with food safety standards, which could have a material adverse effect on our business, operating results and prospects.

We are exposed to risks associated with foodborne illnesses, epidemics, natural disasters and other catastrophic events.

Our supply chain includes raw materials from upstream sources, which business is susceptible to foodborne illnesses, health epidemics and other outbreaks, including epidemics of meat-based food products, such as poultry and livestock. We cannot assure you that our internal controls and training are fully effective in preventing all foodborne illnesses. Media reports of foodborne illnesses, if highly publicized, could have a negative impact on the industry and company in which we operate. This risk remains even if it is later determined that the illness was not actually transmitted through the Company’s products.

The development of our online operating network may not meet expectations or we may not be able to control some of the problems that may arise in the operations of our third-party platforms, which could adversely affect our results of operations.

Operating through third-party online platforms is part of our business and is a very important support. We use third-party platforms to help our customers implement operational programs on online platforms. However, we have no control over the operations of third-party online platforms, such as user reviews and ratings on the platforms, which have a significant impact on the image and reputation of catering brands and could have an impact on the business in the event of negative reviews. Any negative news about the image and reputation of an online platform could adversely affect our business, financial condition as well as our operating results. We cannot assure you that our online operations strategy will work as well as we plan.

Our business, operating results and financial condition could be materially and adversely affected if we fail to obtain and maintain the necessary licenses and related qualifications required by the complex regulatory environment applicable to our business in China.

Our business is subject to governmental supervision and regulation by relevant governmental authorities in China, including but not limited to the State Council, the Ministry of Commerce, the Cyberspace Administration of China and other governmental authorities. These government authorities promulgate and enforce regulations covering various aspects of food and e-commerce operations, including licenses and qualification documents for entry into these industries, the scope of permissible business activities, and various business activities. Violations could result in significant penalties for our company, which could affect our licenses and qualification documents and could prevent some of our operations from being conducted properly.

We have obtained food business licenses and qualifications to carry out operational activities on third party platforms and can operate the general business activities that we currently carry out in China. However, we cannot assure you that we will be able to successfully renew these licenses on an ongoing basis or that these licenses will be sufficient to conduct all of our current or future business.

There is significant uncertainty in the interpretation and implementation of current and future Chinese laws and regulations that may apply to our business operations. For example, in August 2018, the National People’s Congress enacted the E-Commerce Law, which became effective in January 2019. We must cooperate with e-commerce platforms and fully comply with the E-Commerce Law in order to continue to operate on these e-commerce platforms. We cannot assure you that our current business activities will not violate any future laws and regulations or any currently valid laws and regulations as a result of changes in the interpretation of these laws and regulations by the relevant authorities.

The conduct of our multi-platform operations relies on multiple licenses and operating qualifications that we have obtained. If we fail to adapt to any new regulatory requirements, or if any competent governmental authority determines that we are operating our business without any required licenses or approvals, or otherwise fail to comply with applicable regulatory requirements, we may be subject to administrative actions and penalties, including fines, forfeiture of our revenues, revocation of our licenses or permits or, in severe cases, cessation of certain operations. Any such actions could have a material adverse effect on our business, financial condition and operating results.

Risk of our online operations relying on third-party platforms such as Meituan, Eleme and Douyin.

●	Dependency risk: over-reliance on these platforms may lead to a concentration of operational risk. Changes in platform policies or algorithms may affect the stability and profitability of the business.

●	Competition risk: competition on these platforms is intense and the entry of other merchants or the dominance of competitors may adversely affect the business.

●	Compliance risk: operating on these platforms requires compliance with relevant laws and regulations and platform rules, and any violation may result in penalties, including restriction of business or account closure.

●	Brand reputation risk: user reviews and ratings, etc. on the platforms have a significant impact on the brand image and reputation, and may have an impact on the business in the event of negative reviews.

●	Data security risk: operating on these platforms may need to involve user data, and data leakage or misappropriation may have a negative impact on business and user trust.

●	Technology risk: reliance on these platforms may require adapting to their technological changes, such as adjustments to API interfaces and the release of new functions, etc. Insufficient technological adaptability may have an impact on our business.

●	Transaction risk: transactions on these platforms may involve payment risk, refund risk, etc., and need to be handled carefully to avoid losses.

Our business and operating results may be materially and adversely affected if the content we produce and distribute through our online social and content platforms, or the content on our website, is deemed to violate PRC laws or regulations.

Our operational services include the production and distribution of brand-related content on third-party online social and content platforms such as Meituan, Eleme, Douyin, Kwai, and Xiaohongshu, which are used to promote contracted fast-food brands, increase our customers’ brand awareness, and stimulate consumers’ interest in our customers’ products. Under the laws of the People’s Republic of China, we are required to review the content we produce and distribute for factual inaccuracies, social destabilization, obscenity or defamation, and take immediate action against such content if any of the foregoing applies. If we are found liable, we may be subject to fines, revocation of relevant licenses and other administrative and civil actions, which may interrupt our business. We have taken measures to review any content before it is published in accordance with relevant laws and regulations. However, such measures may not prevent all illegal or inappropriate content from being distributed, especially content created by KOLs we work with during live streaming.

We may not be able to adequately protect our intellectual property rights, which may adversely affect our business and operations.

Our trademarks, copyrights, domain names, proprietary services and similar intellectual property rights are critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others, to protect our trademarks as well as our proprietary rights. If an unrelated third party were to actually use our trademarks or brands in the future in connection with products or services similar to ours, the general public consumer may become confused and associate any quality issues with the products and services provided to us by such unrelated third party, which would adversely affect our brand image.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be consistently applied due to a lack of clear guidance on statutory interpretation. Our counterparties may breach confidentiality, invention assignment and non-competition agreements, and we may not be able to provide adequate remedies for any such breaches.

We may be accused of infringing the intellectual property rights of others and content restrictions under relevant laws.

External third parties may complain that the content we publish or our products and services infringe their intellectual property rights. For example, we may have liability for copyright or trademark infringement, among other things, in connection with the provision of our operational services, as well as other claims based on the content we publish. As our business continues to grow, the likelihood of intellectual property claims against us increases. Such claims, whether founded or unfounded, could cause us to expend significant financial and administrative resources, generate injunctions against us or pay damages.

Our acquisition activities and other strategic transactions may involve management, integration, operational and financial risks, which may prevent us from realizing the full anticipated benefits of our acquisitions.

We will seek to acquire catering brands as part of our future growth strategy, and we believe that these acquisitions will strengthen our competitive position in key segments of the catering market and geographic areas, or accelerate our ability to grow into adjacent product categories, channels and emerging markets, or otherwise cater to our strategy.

However, investments and acquisitions may divert management’s attention from current operations and result in liabilities and expenses in excess of expectations, unidentified issues not identified in due diligence, the use of significant amounts of cash, all of which could dilute the issuance of equity securities, significant amortization expense related to goodwill or intangible assets and exposure to potentially unknown liabilities of the acquired business. We may be required to record a significant charge to operating results if our goodwill or intangible assets become impaired.

Risks to our financial statements brought by exchange rate fluctuations

The Company’s business generates revenues and profits in RMB, which are subsequently converted to U.S. dollars at the average RMB/U.S. dollar exchange rate for the period when the statements are presented; therefore, exchange rate fluctuations will have an impact on the Company’s statements.

II. Risks Relating to Doing Business in China

Our business and financial condition could be materially and adversely affected by a downturn in the Chinese or global economy as well as China’s economic and political policies.

All our business is currently located in mainland China. Accordingly, our business, prospects, financial condition and operating results may be affected to an important extent by the political, economic and social conditions in China as well as the continued economic growth of Hong Kong and China as a whole. The economy of China differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rates, foreign exchange controls and allocation of resources. Although the Chinese economy has experienced significant growth over the past few decades, growth has been uneven both geographically and across sectors of the economy. The Chinese government has taken various measures to encourage economic growth and guide resource allocation. Some of these measures may benefit the Chinese economy as a whole, but at the same time they may have a negative impact on us.

All of our operations are located in China and our business is subject to the complex and rapidly evolving laws and regulations in China

The regulations with which we comply may change rapidly and it is difficult for us or our shareholders to stay on top of them at all times. As a result, the application, interpretation and enforcement of newly arising and existing laws and regulations in mainland China are often uncertain. Furthermore, these laws and regulations may be inconsistently interpreted and applied by different agencies or authorities and may be inconsistent with our current policies and practices. The cost of compliance with new laws, regulations and other governmental directives in mainland China may also be significant, and such compliance or any related inquiries or investigations or any other governmental action may:

●	affect the implementation of our strategy

●	increase our operating costs as a result of negative publicity

●	require significant time and labor costs in China’s domestic policy dynamics

The standards, laws and regulations in China relating to central kitchens, food supply chains and other industries that are still emerging in the country have not yet been perfected, and our business may need to be adjusted in accordance with national standards from time to time.

As there are no uniform norms and standards for the establishment of central kitchens at present, some regions have introduced relevant laws and regulations according to the actual situation in the region, which are still being continuously optimized and improved. For example, Shanghai has successively introduced the “Nutritional and Hygienic Requirements for Boxed Lunch”, “Local Standard for Food Safety Hygienic Norms for the Production and Distribution of Meals for Collective Meal Distribution”, and “Supervision and Management of Collective Meal Distribution in Shanghai”. These standards are clearly required for collective meal distribution mainly in terms of scope, normative references, technical requirements, labeling and marking, shelf life, and hygiene requirements for the processing process, which to a certain extent cover the whole process from production to service. However, due to the characteristics of local regional collective meal, it is difficult for the national standard to cover the whole process of production and service in central kitchens, and some central kitchens are relatively unaware of self-regulation of operation, which leads to a certain degree of risk in food safety in central kitchens.

With the introduction of national standards for central kitchens and catering supply chains in the future, the industry in which we operate may face stricter standards, which will likely increase our control costs and strategic adjustment costs.

III. Risks Related to Our Securities

Inactive stock trading of the Company

We have had no public offering experience with our common stock, including Class A common stock, prior to this offering. There is a risk that our Class A common stock may not be actively traded in the trading market following the completion of this offering or, if developed, may not be able to maintain a consistently active trading volume. The lack of an active trading market could harm the stock value for investors and your ability to sell your stocks if you wish to do so. An inactive trading market may also impair our ability to raise capital through the sale of our Class A common stock, the formation of strategic partnerships or the acquisition of other complementary products, technologies or businesses in consideration for shares of Class A common stock. In addition, if we fail to meet exchange listing standards, we may be delisted, which would negatively affect the price of our securities.

Risks that our stock price may fluctuate

Each of the following factors could have a material adverse effect on the market price of our common stock, and investors should consider their investments carefully:

●	Fluctuations in our operating results;

●	Negative market publicity;

●	Changes in the recommendations of securities or industry analysts regarding our Company, the industries in which we operate, the securities markets generally and financial market conditions;

●	Regulatory developments affecting our industry;

●	Research and report announcements related to our products or those of our competitors;

●	Changes in the economic performance or market valuations of our competitors;

●	Actual or anticipated fluctuations in our quarterly results;

●	Announcements of new products, acquisitions, strategic relationships, joint ventures or capital commitments by us or our competitors;

●	Additions or departures of our key executives and employees;

(3) Trademark. A trademark is a symbol used to divide the source of a product or service, which can be text, patterns, graphics, colors, etc. Companies can use unique trademarks for the minerals they process so that consumers can identify and identify the company’s products. The registration of a trademark may provide legal protection against the unauthorized use of the same or similar trademark by others.

(4) Copyright. Mining or processing machinery may involve the creation of software programs, algorithms, interface design and other aspects. These creations can be protected by copyright law. After the development of the software, the company can register the source code and related documents to ensure the exclusive rights and interests in these creations.

(5) Industrial design patents. The design of machinery for mining or processing can also be protected by industrial design patents to ensure that other companies do not copy the appearance of the product. Industrial design patents mainly focus on the appearance and shape of the product, and ensure that the company has a competitive advantage in the market through patent protection.

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status (applicability of whole section to be verified)

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company (applicability of whole section to be verified)

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;

●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

I. Fast-food Chain Industry

(I) Increased domestic catering chain rate and improved scale

Driven by the external demand side, the process of chain development in the domestic catering industry in the past three years has accelerated significantly, China’s catering industry chain rate increased year by year, but the number of chain brands is decreasing, reflecting the consolidation and liquidation in the chain brands.

i) Increase in chain rate: according to the data from China Cuisine Association, China’s catering chain rate reached 19% in 2022, up 6 pct compared to 2019, and is expected to continue to increase to 20% in 2023. In contrast, the catering chain rate in 2019 is only 2.2pct higher than in 2010, according to data from the Forward Economist. It can be found that the increase in the chian rate has accelerated significantly in recent years, with the industry accelerating its consolidation.

Source: China Cuisine Association, Meituan

ii) Decrease in number of chain brands and increase in chain rate: according to data from the China Cuisine Association, the number of chain brands grew at a high rate in 2019, which is expected to be mainly driven by the capital boom in the consumer field and the general trend of chain development at that time; however, the number of chain brands has continued to decrease since 2021, and the trend continues in the first half of 2023 as well. As of 2023H1, the number of China’s catering chain brands is about 100,000, accounting for only 2.2% of the overall number of national catering enterprises/brands, but constituting nearly 20% of the chain rate.

(II) China’s chain rate has wide room for development

According to the data of “2023 China Catering Franchise Industry White Paper”, compared with the catering chain rate of the United States and Japan in 2022, which was 54% and 49% respectively, China’s current chain rate of close to 20% still has a large room for improvement. In the future, China’s chain development will remain a major trend, and the expansion of large-volume chain brands may be the main contributor to growth.

(III) Number of fast-food chain stores occupies the first place, accounting for 51% of the total number of chain stores

The rise in catering chain rates drives growth in demand for a unified supply chain for central kitchens. Accompanied by the accelerated pace of social life, fast-food consumption has been increasing year by year, in which China’s snack fast-food catering industry presents the trend of continuous increase in the chain rate. In 2021, the chain rate has exceeded 20%, and the chain rate process of snack fast-food is faster than the chain process of China’s overall catering industry.

Meituan’s data shows that the chain rate of the snack fast-food category increased year by year from 2019 to 2021, from 14.5% in 2019 to 20.4% in 2021 and 22.2% in 2022, an increase of nearly 8 percentage points in three years. The chain rate of the snack fast-food segment is second only to the three segments of beverages, bakery and desserts, and international food.

Source: China Cuisine Association, Baichuan Research Institute

The snack fast-food category has the three major characteristics of “high-frequency, rigid demand, and huge volume”. Due to the characteristics of the snack fast-food category and the need to reshape the catering business thinking and upgrade the image of the category, as well as the popularity of mobile payment, the maturity of the supply chain, the catalyst for capital investment and other factors, the category has developed faster in recent years in terms of scale concentration, with the number of stores having reached 10,000.

Source: China Cuisine Association, Baichuan Research Institute

(IV) Supply chain enterprises fully benefit from standardized catering chains

According to Sullivan’s data, franchising accounts for more than 80% of the chain catering business, and chain self-operated accounts for a relatively small proportion. The demand for uniformity and standardization of food is rising, and upstream food and beverage supply chain enterprises are fully benefiting from the large-scale franchised brands, especially the Western-style chain giants, in order to stabilize the cost, control the taste and quality of products, and enhance the delivery speed.

It is increasingly common for catering enterprises to build their own supply chains. Especially in the past three years, the chain franchise model has grown significantly, and some restaurants that originally insisted on direct operation have begun to try franchising, such as Home original chicken, a Chinese fast food, HEYTEA, a new tea drink leading brand, and Zhang Lala beef noodles. Different from the previous generation of fast franchising, the new generation of chain franchising output is the operation system and self-owned supply chain, where the brand mainly profits from the supply chain, which greatly contributes to the development of the food supply chain.

For example, 92.45% of MIXUE Ice Cream & Tea’s total revenue of RMB 13.6 billion in 2022 came from the sale of ingredients, packaging, equipment and facilities, and operating supplies to franchisees. In this regard, MIXUE Ice Cream & Tea established Henan D.co International Food Co., Ltd. as early as 2012, built an independent research and development center and a central factory in 2014, constructed a warehousing and logistics center, and implemented a policy of free delivery of materials. This became the beginning of MIXUE Ice Cream & Tea’s journey to the whole country, and is the foundation for its expansion in scale nowadays. At present, MIXUE Ice Cream & Tea has established a 252- mu Intelligent Manufacturing Industrial Park with 130,000 square meters of fully automated production workshops, which can realize the independent production of the core ingredients of ready-to-drink beverages and ready-to-drink ice creams.

For example, Guoquan Shihui, which launched its IPO in April 2023, has nearly 10,000 stores under its belt. In order to ensure the security of the supply chain and the competitiveness of the products in the end stores, Guoquan started to build factories in the places of origin and parks in the places of sale. It has invested in several supply chain enterprises, including tomato seasoning enterprise “Chengming Food”, shrimp paste enterprise “Daixiaji”, beef supplier “Heyi Meat”, and so on.

Another example is Dalongyan’s transformation and establishment of the supply chain company “Yuanfang Yuntian” when the momentum of the stores was developing well, which can now serve 10,000 catering stores and helped Dalongyan successfully open up the incremental market of the new retail during the epidemic, as well as Xiaolongkan and Nanhotpot, which also have their own unique advantages in the upper reaches of the industry chain.

The chain catering brands must first focus on the supply chain in order to achieve better development, and build their own or cooperate with excellent suppliers with customization capabilities to establish a supply chain, so as to ensure the quality of dishes, stable supply and cost advantage, and create differentiated product barriers.

II. Market drivers and trends

(I) Market size estimation of the catering industry

At the beginning of 2023, production and business activities across the country recovered in an orderly manner, and residents’ consumption dynamics gradually rebounded, with total social retail sales up 7.0% YoY as of August. Compared with other consumer industries, the catering industry as a whole recovered faster, with national catering revenues up 19.4% YoY from January to August.

Source: National Bureau of Statistics

From 2020 to 2022, China’s catering industry has experienced three years of stalling as social development from Wuhan, Shanghai to Beijing undergoes many challenges. Data from the National Bureau of Statistics show that the revenue of the catering industry in 2022 was RMB 4.39 trillion, a year-on-year decrease of 6.3%. The Q2 was heavily impacted by the epidemic, with domestic catering revenues decreasing by 22.7% year-on-year in April, and after recovering somewhat through August, revenues were again lowered due to the epidemic in Q4.

At the beginning of 2020, with reference to previous years, it was estimated by the industry at the time that catering revenues would continue to grow in 2020, with annual revenues exceeding RMB 5 trillion and reaching RMB 5.9 trillion in 2022. Compared to the actual annual revenues of the catering industry in the last three years, this equates to a loss of RMB 1.1 trillion in 2020, RMB 800 billion in 2021, and RMB 1.5 trillion in 2022, for a cumulative loss of RMB 3.48 trillion over the three years. There is still some room for the recovery and restoration of the catering industry.

Source: Meituan New Catering Research Institute

(II) Online operation with accelerated refinement process

The development of online operation is similar to that of e-commerce platforms. The catering industry has entered the deepening period of dual home after three phases of online away period, online home period, and the beginning period of dual home, which has given rise to different business models. It has gone through the online period of small merchants, the development period of pure takeaway stores, the online period of traditional dine-in, and the refined operation period of traditional dine-in. The emergence of influencer marketing, restaurant influencers, group purchasing, and other business models has also led merchants to focus more and more on online operations.

Online restaurant is the direction that every catering enterprise attaches importance to nowadays, which has three main roles: operating customers, improving operation and expanding sales, all of which enhance the operational efficiency of the restaurant. With the establishment of diversified sales channels, chain brands will definitely establish their own membership system and will pay more attention to member retention. The online restaurant is not just to copy the existing products of the dine-in to online, but also to show more differentiation online from the consumers’ point of view and make some specialized operation planning.

(III) Scale concentration

The management of catering brands is more difficult to quantify prior to digital operations, and the entire industrial chain cannot be fully visualized. Therefore, the operational efficiency of most catering brands is low, and the feedback of results is relatively lagging, leading to a relatively weak ability to replicate at scale. On the supply chain side, the products are not standardized, the quality is not stable, and the experience is not uniform in the early stage, which leads to the low survival rate of the franchises. Accompanied by digital development and catering standardization, supply chain development is becoming more and more perfect.

The rapid expansion of catering brands in the form of franchising and increased brand influence are also important reasons for scale concentration. Development pain points such as higher operating costs, higher management costs, higher capital pressure, and bottlenecks in the scale of front stores limiting the effectiveness of the supply chain are gradually emerging due to the impact of external factors. As a result, the franchise model, which has a relatively large scope of collaboration, relatively little pressure on capital costs, and relatively fast growth, is favored. Catering brands that previously insisted on direct development, such as Home original chicken, HEYTEA, Muwu BBQ and LELECHA, have been opening up for franchising one after another.

Capital boost to accelerate scale centralization. Capital boost is also an important factor in driving the scale concentration of catering industry. Catering is regarded as an industry with relatively sufficient cash flow, but in recent years the operation of some catering enterprises has suffered from the impact of external factors. Catering enterprises have begun to emphasize the value of cash flow, and many of them have expressed the need to “embrace” capital. At the same time, with the reduction of high-quality investment targets in the market, capital also put their attention back to the catering industry, which is in rigid demand and high-frequency.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $              million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $              per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $              increase (decrease) in the assumed initial public offering price of $              per share would increase (decrease) the net proceeds to us from this offering by approximately $              million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $4.00 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
the development or purchase of intelligent specialized software designed to enhance operational service efficiency and enable business optimization. These specialized software will not only help us manage and monitor the various business aspects of our online catering operations more effectively, but also provide real-time data analysis and decision-making support, enabling us to make accurate decisions more quickly.			%
the acquisition of suitable target companies of fast-food brands that can complement the Company’s existing sales channels and customer profile. The Company expects to receive a portion of the operating profits of the fast-food brands or ownership of the brand operations during the brand acquisition process. The Company is still in the process of identifying acquisition targets or is in the process of negotiating with sellers and has not yet signed a list of terms or a sale and purchase agreement relating to the acquisition of targets that require the use of proceeds from this offering;			%
replenishment of cash flow.			%
Total project input funds		100%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2023 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2023
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$ par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $              million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $              million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2023 was $              or approximately $              per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2023 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2023, will be $              or approximately $              per Ordinary Share. This would result in dilution to investors in this offering of approximately $              per Ordinary Share or approximately              % from the assumed offering price of $              per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $              per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2023
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 30, 2023, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $4.00 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

Changes in Shareholders’ Equity

As of [  ], [  ], 202 [  ], our shareholders’ equity is as follows:

●	Based on historical actuals;

●	Based on adjusted conditions: assuming an initial public offering price of $[ ] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, net of underwriting discounts payable by us, an allowance for non-reimbursable expenses, and estimated offering expenses, on a basis that reflects sales of the [ ] common stock in this offering.

Based on the date of [ ], [ ], 202[ ].

	Actual US$	Pro Forma US$
Shareholders’ Equity
Common Stock
Additional Paid-In Capital
Statutory Reserves
Retained Earnings
Accumulated Other Comprehensive Income
Total Shareholders’ Equity
Total Capitalization

COrporate History And Structure

I. Our History

Zhong Shi Min An (Beijing) Technology Industry Co., Ltd. is a fast food chain brand service provider founded on November 3, 2021 and was formerly known as Beijing Churen Yiliao Technology Co., Ltd. At the beginning of the company’s establishment, our strategic direction was to provide the market with an integrated catering solution of “Ware+Food+Cloud”, with “Ware” means smart appliances, “Food” means prefabricated dishes, and “Cloud” means online recipes that are healthy, professional and easy to use, and we wished to incorporate the above mentioned and utilize intelligent means to help our customers solve their healthy diet challenges. With the participation of a professional management team, the company’s brand operation and investment attraction capabilities have become a guarantee for the company’s business. In 2023, the Company developed its development strategy from integrated catering solutions to providing the whole industry chain services of planning and operation, investment promotion and franchising, as well as the supply chain of food materials for fast-food chain brands. On November 16, 2023, the Company changed its name to Zhong Shi Min An (Beijing) Technology Industry Co., Ltd. and entered into the full-speed development stage of the new strategy.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

The Company has focused on integrating industrial chain resources in the field of prefabricated dishes, cooperating with multiple brands, and intends to unite with multiple governments to establish industrial parks, and to become a leading enterprise providing healthy meals for Chinese families in urban areas by linking up the integration of primary, secondary and tertiary industries. The Company has attracted a lot of attention from investors based on its successful construction of technological barriers and resource synergy advantages, and its precise focus on the effectiveness of industrial linkage between the prefabricated dish industry as well as the fast-food chain industry. Moreover, the full-platform operation and development capability of the Company has been recognized and supported by more than 1,000 fast-food chain brands. The experienced management team of the Company will continue to closely follow market trends and provide professional services and standardizable supply chain and processing plants for fast-food chain brands. The Company will focus on the Group’s expansion strategy of multi-brand and multi-industry, and utilize digital technology to analyze the model, provide accurate and intelligent mutual attraction for different brands, expand the construction of new brands, and lead “small brands” with “major brands”, so as to realize the catering matrix development of thousands of brands and multi-industry in parallel, and continuously create high brand value in line with the needs of the new consumer era.

The Industry Background

The rapid development of the Company is attributed to the industrial linkage effect between the prefabricated dish industry and the fast-food chain industry, both of which belong to the food service sector and are committed to providing consumers with convenient and fast food choices. Both industries focus on providing standardized food, ensuring product consistency and quality through efficient supply chain management and strict food safety controls.

In addition, they are both actively promoting technological integration, utilizing digital and intelligent technologies to enhance productivity and customer experience. According to the research results of the China Hospitality Association, the top three development directions currently receiving the most attention from catering enterprises continue to be branding, supply chain development and digitalization, accounting for 73.1%, 65.6% and 59.1% respectively. This indicates that catering brands have entered a new stage of development with a new trend of more branded operations and the integration of online and offline.

ZSMA specializes in serving fast-food chain brands, with both online operational advantages and offline store expansion with supply chain advantages, and actively uses technology to improve operational efficiency and customer experience, which is in line with the development trend of the two industries. According to the data of “2023 China Catering Franchise Industry White Paper”, as of 2023H1, the number of China’s catering chain brands is about 100,000, accounting for only 2.2% of the overall number of national catering enterprises/brands, but constituting nearly 20% of the chain rate, with more room for improvement. The online operation has entered a deepening period, giving rise to different business models. The emergence of influencer marketing, restaurant influencers, group purchasing, and other business models has also led merchants to focus more and more on online operations.

ZSMA offers ordering and delivery services through online channels, as well as expanding its store network by utilizing its offline store expansion capabilities, enabling it to meet consumer demand for convenient, fast food and beverage. Furthermore, the chain-franchise model has grown significantly, and it is increasingly common for catering enterprises to build their own supply chains. According to data from the China Cuisine Association, the number of chain catering stores with a size of 5,000-1,000 (basically based on the franchise model, operating stores with smaller scale such as marinated food or fast snacks, tea and drinks, etc.) grew by 45% YoY in 2022, and the number of catering stores with a sizes of 11-100 and 3-10 grew by 15% and 40% YoY, respectively, while the number of other scale catering stores all showed a contraction trend. According to Sullivan’s data, franchising accounts for more than 80% of the chain catering business, and chain self-operated accounts for a relatively small proportion. The demand for uniformity and standardization of food is rising, and upstream food and beverage supply chain enterprises are fully benefiting from the large-scale franchised brands, especially the Western-style chain giants, in order to stabilize the cost, control the taste and quality of products, and enhance the delivery speed. ZSMA possesses multiple primary industry channels or industrial park resources, which gives it a certain say in the upstream catering supply chain, and it focuses on supply chain management, food safety and quality control, which to a certain extent can stabilize the cost and ensure the consistency of the products for the chain of catering brands.

Competitive Advantage

We believe that the extensive experience of our management team in brand incubation, brand operation and brand attraction gives us the following differentiating advantages in our future development:

●	Full-platform operation and development capability

●	Professional services in keeping up with market trends

●	Standardized supply chain and processing plants

●	Brand incubation and store expansion experience

●	Social media promotional advantages

●	Mature product and service system

Company Business Growth Strategy

The Company will communicate the brand message through various channels and media, such as actively promoting the expansion of omni-channel marketing, and accelerating the auditory and visual reach of To B and To C to attract more business partners and consumers.

The Company will promote the scale growth of the brand by attracting more partners to join or cooperate, expanding investment channels and expanding the scale of the supply chain, so as to enhance the competitiveness of the brand.

The Company will also work to optimize its SaaS products and digital services for brands, as well as full operation management SOPs. These solutions can help brands improve operational efficiency and management and adapt to the trend of digital transformation.

The Company is also considering deepening its supply chain to better manage it and increase the level of control over it to ensure product quality and consistency, on-time deliveries, and cost reductions to enhance the Company’s agility and sustainability.

BUSINESS

Our Mission

The Company is committed to become China’s first-class fast-food chain brand service provider, to provide the brand of the planning and operation, investment, supply chain and other catering industry chain services, as well as to offer consumers with quality food lifestyle. We aspire to be an industry leader, and through continuous innovation and professional services, we provide our customers with comprehensive support and solutions to help them achieve business growth and long-term success. We are committed to building strong relationships and becoming our customers’ most trusted partner in building outstanding brands and business achievements.

We firmly believe that the quality food lifestyle is not only about the quality of our products and services, but also about our responsibility and care for our brands, society and the environment. Through the provision of quality products and services, we are committed to meeting the needs of brands and consumers, and creating a pleasant and convenient experience of deep-diving into the catering industry.

Overview

We are a fast-food chain brand service provider with professional operation planning capability, investment promotion capability and supply chain support capability. The Company possesses experienced managers and operation teams with successful experience in operating catering chain brands. With the empowerment of external multi-channel platform resources, the Company is able to provide brands with planning, full-case operation services and store incubation and implementation services.

The Company can provide customers with customized brand planning services in the pre-launch stage, including target customer groups, brand image, brand name, brand slogan, etc., so as to ensure that the brand can occupy a place in the market, differentiate itself from competing brands, and gain the recognition and favor of consumers.

The Company will provide customers with full operation services after the brand is launched in order to continuously manage, promote and maintain the brand image, so as to maximize the value of the brand in the market and achieve long-term success. These include online marketing and promotion of products through public and private domain traffic, and testing and reviewing data for service updates and iterations.

The Company can attract franchisees for the brand and expand the stores. As a result of the Company’s professional operational services to form a unique profit model of the brand, the Company can establish a single store for the brand to replicate the successful model of the standardized system to support the franchisee, such as site selection, store construction, opening marketing, staff training, store operations and management skills, and customer service. The above single-store profit model replication is about to amplify the brand from 1 to 100.

After the chain development of catering brands, some of the brands are limited by capital or scale of operation, which makes it difficult for them to obtain more mature scale by building their own central kitchens. The supply chain advantages of our Company can provide the catering brands with ingredients and meals of consistent taste in a mass-produced and standardized way, and reduce the manpower costs of the catering brands.

Key Drivers of our Business

(I) Brand Scale Drive

After long cultivation and accumulation in the catering brand field, the Company’s executives have amassed significant resources of brands and successfully established a certain scale of cooperation network of brands. The Company deeply understands the importance of branding to the Company’s business growth, and takes this as the driving force to demonstrate its professional planning and operation capabilities by means of comprehensive branding, continuous promotion and strengthening of the brand image to continuously enhance the Company’s visibility and competitiveness in the market, and to assist the development of the Company’s planning and operation business and the supply chain business by means of the accumulated as well as the spillover of the branding resources that it has continuously explored.

(II) Operation Drive

As the trend of online consumer products continues to develop, the Company has accumulated rich experience in the online operation capability of the entire module. Online operation mainly takes business understanding, product development, platform operation, user operation, and data analysis as the main capability framework, and builds a subdivided split of operation modules, such as online store opening - menu design - online operation - product efficiency - delivery and distribution - after-sale management - data analysis. The online operation can not be achieved without a strong supply chain and the support of offline operation of the store. We have studied the catering business, platform management, product promotion and user needs, and have a deep understanding of industry dynamics and user behavior. We utilize advanced technologies and strategies to flexibly respond to the challenges of the online market, continuously optimize our operating model, and improve brand exposure and user experience online, in order to achieve steady growth and sustainable development of our business.

(III) Supply Chain Resource Drive

The Company possesses solid supply chain advantages and is capable of providing comprehensive and standardized large-scale meals and raw materials for chained brands. This advantage effectively solves the difficulty of many catering brands to build their own supply chain due to cost constraints. By choosing our supply chain services, brands can not only obtain a stable and reliable supply of materials, but also enjoy lower procurement costs and higher supply efficiency. We persistently strive to improve the quality and efficiency of our supply chain services to provide our customers with even better services. Therefore, when brands choose our supply chain services, it will drive us to grow and become a more professional and trustworthy third-party catering supply chain service provider.

Our Services

Therefore, when brands choose our supply chain services, it will drive us to grow and become a more professional and trustworthy third-party catering supply chain service provider.

List of Brand Services for China’s Food Industry
	Step	Item	Split	Fund	Deliverables
Before project approval	Infrastructure construction	Brand Planning	Brand positioning	300000 to 500000 Yuan	Brand planning proposal
Logo of the store
Vi design
3D model
Decoration drawings,
		Product research and development	Main products	5000Yuan to 10000 Yuan	Menu template
By-products
Product of traffic attraction
Staple food
Beverage
Before store opening	Construction Department	Site selection	Store area
Usable area
Rent period
Complete certificates
		Decoration	Decoration drawing matching	300000 to 400000 Yuan	Decoration plan
Material selection
Construction site entry
Work supervision
		Equipment management	Shopping list		Equipment filing
Debugging
Asset filing
Moving line positioning
	Project team	Certificate processing	Requirement of legal person	50000 to 80000 Yuan	Certificate filing
Requirement of certificates
Bank account
		Shop staff recruitment	Number of staff		Staff filing
Salary
Requirement of staff
Post responsibility

Trial operation	Training Department	SOP training	Post		Sop manual
Product
		SOC management	Supply chain matching		Management manual
Financial process
Recruitment process
Promotion process
	Marketing Department	Marketing in phase 1	Xiaohonghsu	200000 to 250000 Yuan	Xiaohongshu scheme
			Dianping		Dianping scheme
			Brand scheme		Pinyi scheme
			Private scheme		Private scheme
			Evaluation scheme		Evaluation template
			Message template		Reply template

Official opening (Booming stage)	Marketing in phase 2	Meituan group purchase	Group purchase operation scheme
Douyin group purchase
Douyin live broadcast
	Marketing in phase 3	Selling takeaway food online	Delivery food operation scheme
Order acceptance and self inspection
Rider maintenance

Creation of profit-making mode	Operation Department	Operation monitoring	Data	Data statistics table
Commodity
Label
Service
		Daily review	Feedback
Improvement

Competitive Strength

(I) Full-platform operation and development capability

The Company possesses full-platform online operation capability and extensive channel resources covering all platforms including Meituan, Eleme, Douyin and Xiaohongshu, etc. Almost all catering brands in the market are able to quickly understand the message of the specialized services provided by the Company. With our multi-channel and multi-platform operations, as well as precise market positioning and promotion strategies, we have an extremely strong customer acquisition capability and are able to effectively attract and serve more customers.

(II) Our experienced management team enables us to keep abreast of market trends and provide specialized services

Our team members have been deeply engaged in the field of agency operation and investment attraction for more than ten years, which enables us to follow the market trend and provide professional services with our experienced management team. With deep industry knowledge and rich practical experience, they are able to accurately observe market trends, flexibly respond to market changes, and provide all-round solutions for catering brands.

(III) Standardizable supply chain and processing plants

The Company is equipped with a standardized catering supply chain and processing plant, which brings the following benefits to the catering chain brands:

●	Maintaining consistent product quality: the standardized catering supply chain and processing plant can ensure that the quality of the products is consistent from store to store and maintain the unity of the brand image.

●	Improving production efficiency and reducing costs: the standardized processes and operations can improve production efficiency and reduce production costs in catering outlets, thus enabling the chain brand to manage costs more efficiently and improve profitability.

●	Enhancing supply stability: the standardized supply chain can ensure a stable supply of raw materials and products, reduce production interruptions or delays caused by unstable supply, and ensure that chain stores can supply products on time.

●	Strengthening convenience of expansion: the standardizable supply chain and processing plants can be quickly replicated and applied to new chains, providing convenience and support for brand expansion.

●	By providing consistent product quality and a stable supply, standardizable supply chains and processing plants can contribute to brand image and increase consumer trust and recognition of the brand.

(IV) Successful brand incubation experience in establishing and expanding stores

The Company has successfully incubated the marinade brand Yaolujiang and utilized the Company’s professional operation and investment attraction capabilities to assist the expansion of Yaolujiang’s stores. The Company has several successfully incubated catering brands under its name that are in the process of being transferred.

The Company possesses not only rich industry experience and professional knowledge, but also practical operational capabilities and successful cases, which can effectively support customers in realizing their brand expansion goals. Through our proven incubation model and expansion strategy, we are able to provide brands with customized solutions that reduce risk and increase success.

This accumulation of experience enables brand service providers to gain a deeper understanding of the market and consumer needs, and to provide more professional and reliable branding services to our customers, assisting them in achieving long-term growth and market leadership.

Growth Strategies (3-5 years)

(I) Promote omni-channel marketing and promotion to accelerate auditory and visual reach of To B and To C.

Promote omni-channel marketing and promotion to accelerate the auditory and visual reach of To B and To C, thus forming a broader and deeper brand awareness. The Company will adopt a diversified marketing strategy, combining online and offline channels, to accurately position the target audience and realize the all-round dissemination of the brand message. By continuously expanding coverage and increasing exposure, we aim to create an image that is well-liked by consumers and has strong brand recognition, so as to gain a greater advantage and development opportunities in the market competition.

(II) Expand investment attraction channels to promote brand scale growth and bring supply chain advantages

By expanding the investment attraction channels, the Company will actively promote the growth of brand scale, which will bring more powerful supply chain advantages. The Company will further expand the market coverage of its products by finding new partners and developing more sales channels. We will strengthen cooperative relationships with existing partners, optimize supply chain management, and improve the efficiency and stability of the supply chain. Through these initiatives, we will continue to expand our brand influence and market share, realize large-scale production and procurement, further enhance our competitiveness and lay a solid foundation for our long-term development.

(III) Build more SaaS products and digital services for brands, and build SOPs for full operation management of catering brands

Build more SaaS products and digital services, and establish SOPs for the operation and management of catering brands. We will utilize our professional capabilities and technical software to develop and launch an array of SssS products covering brand management, sales management, supply chain management, etc., so as to provide more comprehensive and convenient digital services for brands. We will also establish a comprehensive SOP for the operation and management of catering brands, including standardized operation procedures from brand positioning, product R&D, market promotion to operation and management, in order to help brands achieve improvement in operation efficiency and management level.

(IV) Deepen the supply chain and improve the control of the supply chain

Strengthen supply chain cost and service deepening, increase channel stickiness and market share, as well as improve brand quality and supply chain control are the goals we continue to work towards. By optimizing our supply chain cost structure and improving our services, we will ensure high quality and stable supply of products, thereby enhancing customer satisfaction. Through digital products, we will further accurately screen dishes and combinations suitable for large-scale standardized production, accurately adjust supply chain service categories, and control the accuracy of the supply chain.

The Company’s business is mainly carried out by its subsidiaries. The following are the subsidiaries that mainly operate the Company’s business and the major businesses they are responsible for:

●	Beijing Youchuang Duoduo Technology Co., Ltd.: established on February 5, 2024 with a registered capital of RMB1 million, mainly engages in the full operation of fast-food brands on the platforms of Meituan and Eleme, as well as brand planning and supply chain services.

●	Beijing Yuexiangke Information Technology Co., Ltd.: established on February 21, 2022 with a registered capital of RMB1 million. The subsidiary provides full-case planning and operation services for brand users of Douyin, Kwai and Xiaohongshu platforms through its own Business Development and introduction of high-quality channels. Based on the Company’s high exposure, high reach and excellent service reputation on the brand side, the subsidiary will focus on IP incubation and food supply chain industry in the future.

●	Beijing Wencao Shengquan Brand Management Co., Ltd.: established on December 5, 2023, with a registered capital of RMB1 million, the Company’s main business is to provide investment promotion and franchising services to brands, and in the future, it plans to form a dual parallel system of self-incubated brands and affiliate brands.

●	Yaolujiang (Beijing) Food Technology Co., Ltd.: established on October 23, 2023, with a registered capital of RMB 1 million, Yaolujiang is a marinade food brand, which has launched nearly 50 kinds of special marinades, covering pork, duck, chicken and various vegetarian dishes. At present, Yaolujiang has opened a total of [ ] stores in Beijing and Tianjin.

The following chart illustrates the shareholding structure of the Domestic Company as at the date of this prospectus, including shareholders and subsidiaries:

MANAGEMENT

The following table sets forth information about our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Likun Guo	42	Chairman of the Board, Chief Executive Officer
Chen Yang	38	Chief Financial Officer
Wei Yuan	31	Chief Operating Officer
Shufeng Pan	25	Head of Delivery Center
N/A		Independent Director

The business experience of each of our directors and executive officers is summarized below:

Likun Guo is our director and chief executive officer, specializes in strategic planning and corporate management, and has extensive experience in multi-departmental collaborative work. Ms. Guo joined our company as CEO in 2023 and is responsible for the day-to-day and business management of the Company. From 2005 to 2023, she has been engaged in the operation of offline physical books and online shopping mall stores, during which she founded Hua’an Jiuzhou (Beijing) International Education, and established Hebei Renfu Agriculture during the epidemic. She is experienced in the operation of the whole industry chain of primary, secondary, and tertiary industries, and has learned the whole set of systematic courses on agricultural management. Ms. Guo graduated from Hebei Broadcasting Television University in 2003.

Chen Yang is our Chief Financial Officer, who has worked in well-known organizations and large enterprises, and has rich experience in internal control construction and financial sorting. From 2019 to 2021, Ms. Yang served as the CFO of Beijing Yutang Software and Technology Co., Ltd., a wholly-owned subsidiary of New Oriental, where she was involved in the construction of the operation model of online education and online e-commerce business as well as the implementation of the operation model, and provided advice from the financial perspective to promote the integration of business and finance to achieve efficient operation of the enterprise. Ms. Yang worked as a senior finance manager in Wuzhou Film Distribution Co., Ltd. of Wanda Film & TV Group in 2017, responsible for the coordination and operation of film projects as well as the overall box office settlement. In 2016, she worked in Ernst & Young Huaming Accounting Firm as a project site leader of COFCO Group, and in 2015, she worked in PwC Business Consulting Ltd. as a site leader of the China Huaneng Group’s internal control construction project, and other roles. Ms. Yang is a certified public accountant and an intermediate accountant in China. Ms. Yang graduated from the Shanxi Vocational University of Engineering Science and Technology in 2008.

Wei Yuan is our Chief Operating Officer and is one of the founders of Beijing Yuexiangke Information Technology Co., Ltd. and has extensive experience in brand operation. Since Yuexiangke was founded in 2021, it has served 16,000 brands and supported the operation of 23,000 stores. The team led by Wei Yuan has senior experience in online brand operation of Meituan, Eleme, Douyin, Kwai, etc., and has been certified as a multi-port We Media official service provider such as Douyin Life Service Provider, Douyin MCN Agency, Douyin Advertising Agency, Douyin Group Purchase Delivery Agency, Kwai Service Provider, and Video Account MCN Agency, etc. The team led by Wei Yuan has maintained its position as an industry leader on a national scale. Wei Yuan has successfully operated brands of national chains including McDonald’s, Hebei Wanda Cinema, Jinfeng Paji, Jianggutou, Jinzhangshao, Yangguofu, Mijie, Tan Ya Xue Hot Pot, and Aiqin Maternal and Infant.

Shufeng Pan is the head of our Delivery Center, who has participated in the university students’ innovation and entrepreneurship Creator Coffee project and collaborated in the formation of the Dong’a Taste project. Shufeng Pan then actively participated in the optimization of the Hele project under the Dongdao Alliance. Shufeng Pan’s representative project achievements include the Xiangudao project. Under Shufeng Pan’s leadership, the project expanded from its original 30 stores to 270 stores between July and November 2022, and the project’s overall single GMV grew to RMB 9.6 million; on the supply chain side, single-month transaction value grew to RMB 2.7 million per month. Another representative project of Shufeng Pan is the Jihong Meat Sauce Noodle project, with an overall store opening scale of 330 stores, a single project monthly GMV of RMB 6 million, and a supply chain monthly transaction volume reaching approximately RMB 2.1 million.

Board of Directors

Our board of directors will consist of directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the England requirements in lieu of many of the Nasdaq corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

Principal Shareholders

The following table sets forth the shares and percentage ownership of shares held by the Company’s officers, directors, director nominees and beneficial owners of 5% or more of its common stock as of the date of this prospectus.

The Company has determined beneficial ownership in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who have sole or shared voting or investment power over those securities. Such person is also deemed to be the beneficial owner of any security, which is entitled to receive beneficial ownership of such security within 60 days. Unless otherwise stated, the persons identified in this table shall have sole voting and investment power with respect to all shares beneficially owned by them under applicable community property laws.

The calculations in the table below assume that there are [  ] shares of common stock outstanding prior to this offering. For purposes of calculating the percentage of ownership after the IPO, the Company also assumes that the Company will issue [  ] shares of Class A common stock pursuant to this IPO.

	Before the Offering		After the Offering
Shareholder	Number of shares held	Shareholding ratio	Number of shares held	Shareholding ratio
Lei Wang	【】	78.0271%	【】
Likun Guo	【】	5.4437%	【】
Ruisheng Xu	【】	4.90%	【】
Beijing Zhongxing Hengyuan Technology Center (Limited Partnership)	【】	4.00%	【】
Beijing Zhongxing Heng’an Technology Center (Limited Partnership)	【】	4.00%	【】
Wei Yuan	【】	3.6292%	【】

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:

DESCRIPTION OF SHARE CAPITAL

We are a BVI exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the BVI, which is referred to as the Companies Act below, and the common law of the BVI.

As of the date of this prospectus, our authorized share capital is US$ , divided into Ordinary Shares, with a par value of US$ each. All of our shares to be issued in the offering will be issued as fully paid. There are Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have not received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “ZSMA”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares will be.

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by BVI law.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not BVI residents may freely hold and vote their shares.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the China as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the BVI may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the BVI, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a BVI exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under BVI law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under BVI law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the BVI but conducts business mainly outside of the BVI may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the BVI;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but un-issued shares, to the extent available, from time to time as our board of directors shall determine.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

TAXATION

The following summary contains a description of the material U.S. federal income tax and Hong Kong tax and BVI tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the BVI and regulations thereunder as of the date hereof, which are subject to change.

Hong Kong Taxation

The taxation of income and capital gains of holders of ordinary shares is subject to the laws and practices of Hong Kong and of jurisdictions in which holders of ordinary shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions under Hong Kong law is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in the ordinary shares. Accordingly, each prospective investor (particularly those subject to special tax rules, such as banks, dealers, insurance companies, tax-exempt entities and holders of 10% or more of our voting capital stock) should consult its own tax advisor regarding the tax consequences of an investment in the ordinary shares. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. There is no reciprocal tax treaty in effect between Hong Kong and the United States.

Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income tax on its foreign-derived income. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any withholding tax in Hong Kong.

Ⅰ. Tax on Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid by us as a company incorporated in BVI.

Ⅱ. Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the ordinary shares) unless such sale of property constitutes a transaction in the nature of trade. Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the statutory tax rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. A two-tiered profits tax rates regime applies: 8.25% for corporation and 7.5% for unincorporated businesses and individuals on the first HK$2 million of assessable profit, and 16.5% for corporation and 15.5% for unincorporated businesses and individuals on the remainder of assessable profits. To avoid abuse of the two-tiered tax regime, each group of connected entities can nominate only one entity to apply the two-tiered tax rates. Liability for Hong Kong profits tax may thus arise in respect of trading gains from sales of ordinary shares realized by persons carrying on a business or trading or dealing in securities in Hong Kong.

Ⅲ. Stamp Duty

Hong Kong stamp duty, currently charged at the rate of HK$1.30 per HK$1,000 or part thereof on the higher of the consideration for or the value of the ordinary shares, will be payable by the purchaser on every purchase and by the seller on every sale of ordinary shares (i.e., a total of HK$2.60 per HK$1,000 or part thereof is currently payable on a typical sale and purchase transaction involving ordinary shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of ordinary shares. If one of the parties to the sale is a non-Hong Kong resident and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty.

Ⅳ. Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of ordinary shares whose death occurs on or after February 11, 2006.

BVI Taxation

The BVI currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the BVI except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the BVI. The BVI is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the BVI.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the BVI and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to BVI income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	individual retirement accounts or other tax-deferred accounts;

●	persons liable for alternative minimum tax;

●	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●	If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to percent ( %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions (%)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $         . Such accountable out-of-pocket expenses include no more than $          in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $          and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $         , background checks expenses not to exceed $         , and DTC eligibility fees and expenses not to exceed $         . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $         .

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, State of China on June 14, 2024.

(Registrant)	ZHONG SHI INTERNATIONAL LIMITED

By (Signature and Title)	/s/ Likun GUO,
Chairman of the Board, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	/s/ Chen YANG

(Title)	Director, CFO

(Date)	June 14, 2024

Exhibit No.	Exhibit
107	Filing Fee Table.